UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Kelly Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0- 1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 West Big Beaver Road

Troy, Michigan 48084

(Address of principal executive offices, including zip code)

(248) 362-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 5.07 below, at the Annual Meeting of Stockholders held May 9, 2018 (the “Annual Meeting”) of Kelly Services, Inc. (the “Company”), stockholders approved amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws.

The amendments to the Restated Certificate of Incorporation eliminated certain obsolete provisions, eliminated a “stakeholder provision” that could conflict with Delaware law, and made additional revisions in the interests of modernization. These amendments were approved by the Board of Directors (the “Board”), subject to stockholder approval, and became effective upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 11, 2018.

The amendment to the Amended and Restated Bylaws added Article X, which provides that the Delaware Chancery Court will serve as the exclusive forum for certain legal actions. The amendment was approved by the Board, subject to stockholder approval, and is reflected in the Company’s Second Amended and Restated Bylaws, which became effective May 9, 2018.

Additional information concerning the amendments is included in the Company’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 9, 2018, including, as Annex A, a copy of the Amended and Restated Certificate of Incorporation marked to show changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 9, 2018. The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are provided below.

Proposal 1

All of the nominees for election to the board of directors were elected to serve until the next annual meeting of stockholders as follows:

Name of Nominee	Number of Shares Voted “For”	Number of Shares Voted “Withheld”	Broker Non-Votes
Terence E. Adderley	3,180,074	15,135	227,208
Carol M. Adderley	3,180,501	14,708	227,208
Gerald S. Adolph	3,186,560	8,649	227,208
George S. Corona	3,186,560	8,649	227,208
Robert S. Cubbin	3,186,560	8,649	227,208
Jane E. Dutton	3,186,560	8,649	227,208
Terrence B. Larkin	3,186,560	8,649	227,208
Leslie A. Murphy	3,186,560	8,649	227,208
Donald R. Parfet	3,185,911	9,298	227,208
Hirotoshi Takahashi	3,177,822	17,387	227,208

Proposal 2

The stockholders approved, by advisory vote, the Company’s executive compensation as follows:

Shares Voting “For”	3,184,077
Shares Voting “Against”	11,117
Shares Abstaining From Voting	15
Broker Non-Votes	227,208

Proposal 3

The stockholders approved the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate certain obsolete provisions, to eliminate a “stakeholder provision” that could conflict with Delaware law, and to make additional revisions in the interests of modernization as follows:

Shares Voting “For”	3,186,551
Shares Voting “Against”	8,658
Shares Abstaining From Voting	0
Broker Non-Votes	227,208

Proposal 4

The stockholders approved the amendment to the Company’s Amended and Restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions as follows:

Shares Voting “For”	3,183,459
Shares Voting “Against”	11,750
Shares Abstaining From Voting	0
Broker Non-Votes	227,208

Proposal 5

The stockholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the 2018 fiscal year as follows:

Shares Voting “For”	3,412,539
Shares Voting “Against”	9,874
Shares Abstaining From Voting	4

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index.

Exhibit Index

Exhibit No.	Exhibit

3.1	Kelly Services, Inc. Amended and Restated Certificate of Incorporation

3.2	Kelly Services, Inc. Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: May 11, 2018	/s/ James M. Polehna
By: James M. Polehna
Senior Vice President and Corporate Secretary